Exhibit 10.69
AMENDED AND RESTATED
NORTEL NETWORKS LIMITED (THE “CORPORATION”)
DIRECTORS’ REMUNERATION, RETIREMENT COMPENSATION
AND GROUP LIFE INSURANCE
(Amended to reflect changes effective January 1, 2008)
All information contained in this summary has been previously disclosed, or will be disclosed, in public filings of the Corporation.

US Dollars
CHAIRMAN OF THE BOARD FEE:	$180,000 per annum*

BOARD RETAINER:	$50,000 per annum

LONG TERM INCENTIVE:	$125,000 (1)+

COMMITTEE MEMBER RETAINERS:	$12,500 per annum (2)
Audit Committee (2)
Pension Fund Policy Committee
Compensation and Human Resources Committee (3)

COMMITTEE CHAIRMAN RETAINER (4)	$15,000 per annum (5)

AUDIT COMMITTEE CHAIRMAN RETAINER	$35,000 per annum (6)
Note:
1.	Payable over four fiscal quarters commencing the third quarter of the year. +Increase of amount approved Oct. 3, 2007 effective Jan. 1, 2008 — quarterly $31,250.

2.	If on same Nortel Networks Corporation Committee, Committee member retainer is $6,250 per annum

3.	Joint Committee of the Board of Directors of the Corporation and Nortel Networks Corporation

4.	Except Audit Committee

5.	If Chairman of same Nortel Networks Corporation Committee, Chairman retainer is $7,500 per annum

6.	If Chairman of same Nortel Networks Corporation Committee, Chairman retainer is $17,500 per annum
*Restated February 20, 2008 to list Chairman of the Board Fees effective June 29, 2005

DIRECTORS’ DEFERRED SHARE COMPENSATION PLAN (THE “PLAN”)
The payment of fees may, at the election of the director, be deferred under the Nortel Networks Limited Directors Deferred Share Compensation Plan (the “Plan”). Directors are entitled to elect to receive all or a portion of their fees in the form of share units under the Plan (entitling the Directors to receive an equal number of common shares of Nortel Networks Corporation), with the remainder of such fees to be paid in cash. The share units will be settled subject to and in accordance with the Plan upon a Director’s retirement from the Board of Directors.
Note:
1.	Directors fees are paid in quarterly installments at the end of each calendar quarter.

2.	Directors’ fees generally are not payable to Directors who are salaried employees of Nortel Networks Corporation, Nortel Networks Limited or of any of its or their subsidiaries.
RETIREMENT COMPENSATION
DOES NOT APPLY TO DIRECTORS ELECTED AFTER JANUARY 1, 1996
Each non-employee director who shall have retired on or after April 1, 1982 shall be paid retirement compensation comprising (1) a base element equal to a portion of the board retainer paid at the date of retirement and (2) an indexed element equal to a portion of any excess of the current board retainer from time to time over the board retainer paid at the date of retirement, as follows:

	Base	Indexed
	Retirement	Retirement
	Compensation*	Compensation**
For directors who retired on or after April 1, 1984	75%	56.25%
For directors who retired prior to April 1, 1984	50%	37.5%
For non-employee directors who retired on or after April 1, 1987, retirement compensation shall be paid in U.S. funds.
*	75% of US$27,500 or 75% of the Board retainer fee payable when Director so ceased to hold office as such, whichever is greater;

**	Percentage of excess of prevailing Board retainer over Board retainer at date of retirement.
The retirement compensation shall be paid, during the lifetime of the director or their surviving spouse, for a period equal to the duration of the director’s tenure as a member of the board of directors of the Corporation or ten (10) years, whichever may be the shorter.